Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Beacon Power Corporation

978-694-9121

James Spiezio

spiezio@beaconpower.com

Gene Hunt

hunt@beaconpower.com

BEACON POWER ANNOUNCES THIRD-QUARTER 2006 RESULTS

WILMINGTON, Mass. – October 31, 2006 -- Beacon Power Corporation (NASDAQ: BCON), a company that designs and develops advanced products and services to support more stable, reliable and efficient electricity grid operation, announced its financial results for the third quarter ending September 30, 2006.

For the third quarter of 2006, Beacon Power reported revenue of $277,000 and a net loss of $3,165,000, or ($0.06) per share, compared to revenue of $304,000 and a net loss of $2,143,000, or ($0.04) per share, for the third quarter of 2005. For the nine months ended September 30, 2006, the Company reported revenue of $775,000 and a net loss of $9,259,000, or ($0.16) per share, compared to revenue of $1,259,000 and a net loss of $6,153,000, or ($0.13) per share, for the same period ended September 30, 2005.

During the quarter ended September 30, 2006, Beacon Power incurred costs of $1,716,000 in selling, general and administrative expense, compared to $1,849,000 in the third quarter of 2005. Research and development expense was $1,314,000 during the third quarter of 2006, compared to $358,000 in the third quarter of 2005. Total operating expenses for the three months ended September 30, 2006, were $3,333,000 compared to $2,228,000 for the same period in 2005, which is a net increase of $1,105,000. This increase is primarily attributed to costs associated with the development of the Smart Energy 25 flywheel system.

At September 30, 2006, the Company had $8.2 million in cash and cash equivalents, with working capital of $5.8 million.

On January 1, 2006, Beacon Power adopted the provisions of Statement of Financial Accounting Standards No. 123(R), which requires the expensing of share-based awards. The Company recorded a non-cash charge of $1,864,000 for the nine months ended September 30, 2006, and $621,000 for the nine months ending September 30, 2005, for share-based compensation expense, which is reflected in research and development expense and selling, general and administrative expenses.

“This quarter we continued to make solid progress in several key areas, which is reflected in the increased R&D spending for the quarter,” said Bill Capp, Beacon president and CEO. “The performance of our two scale-power Smart Energy Matrix demonstration systems in New York and California, now undergoing field trials, has been very good. At the same time, the Smart Energy 25 flywheel we’re now assembling and testing – which will be the core building block of our first commercial frequency regulation service facility – has progressed smoothly.”

About Beacon Power

Beacon Power Corporation designs and develops advanced products and services to support stable, reliable and efficient electricity grid operation. The Company’s primary business strategy is to commercialize its patented flywheel energy storage technology to perform frequency regulation services on the grid. Beacon’s Smart Energy Matrix, now being demonstrated on a scale-power level in two states, is a prototype for a non-polluting, megawatt-level, utility-grade flywheel-based solution that would provide sustainable frequency regulation services. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation’s current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation’s expectation. These factors include: a history of losses and anticipated continued losses from operations; a need to raise additional capital in order to continue as a going concern, combined with a questionable ability to do so; the future issuance of debt or equity securities to obtain financing, which may adversely affect our stockholders; the complexity and other challenges of arranging project finance and resources for one or more frequency regulation power plants; limited experience manufacturing any product and no experience supplying frequency regulation services on a commercial basis; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate, and the different electrical grid characteristics and requirements of any foreign countries into which we hope to sell or operate, including the uncertain ability to enforce contracts, the different market structures, and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully completing product development; dependence on third-party suppliers and volatility in the price and availability of carbon fiber and other materials necessary to manufacture our flywheel systems; intense competition from companies with greater financial resources, especially from companies that are already in the frequency regulation market; possible government regulation that would impede the ability to market products or services or affect market size; any failure to protect our intellectual property; our ability to retain or attract key executive officers and technical personnel; the recent volatility in the stock prices of companies operating in our sector; the effect of fluctuations in energy prices on the pricing of frequency regulation services; the possibility that our anti-takeover defenses could delay or prevent an acquisition and could adversely affect the price of our stock; the impact of new sources of energy on the demand for frequency regulation services; and the potentially dilutive effect on our stock price of the exercise of outstanding options and warrants. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation’s filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.

BEACON POWER CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

Revenue	$ 277,343	$ 304,064	$ 775,376	$ 1,258,503
Cost of goods sold	237,986	347,554	689,329	1,352,018
Gross profit	39,357	(43,490)	86,047	(93,515)
Operating expenses:
Selling, general and administrative	1,715,617	1,849,322	5,273,025	4,130,271
Research and development	1,314,390	357,703	3,462,230	994,234
Loss on sales and contract commitments	279,083	-	966,869	1,056,566
Depreciation and amortization	24,334	20,994	72,752	62,103
Total operating expenses	3,333,424	2,228,019	9,774,876	6,243,174
Loss from operations	(3,294,067)	(2,271,509)	(9,688,829)	(6,336,689)
Other income, net	129,062	128,067	429,572	183,466
Loss to common shareholders	$(3,165,005)	$ (2,143,442)	$ (9,259,257)	$(6,153,223)

Loss per share, basic and diluted	$ (0.06)	$ (0.04)	$ (0.16)	$ (0.13)
Weighted-average common shares outstanding	59,218,443	48,524,912	58,958,108	45,634,899

BEACON POWER CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006 (unaudited)	2005 (audited)
Assets
Current assets:
Cash and cash equivalents	$ 8,164,431	$ 13,890,162
Accounts receivable, trade	174,304	588,440
Unbilled costs on government contracts	247,470	437,759
Prepaid expenses and other current assets	254,311	777,385
Total current assets	8,840,516	15,693,746
Property and equipment, net	281,839	212,296
Restricted cash	219,568	219,568
Total assets	$ 9,341,923	$ 16,125,610

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 128,831	$ 137,290
Accrued compensation and benefits	677,737	151,318
Other accrued expenses	873,763	844,742
Advance billings on contracts	261,771	74,820
Accrued contract loss	661,845	548,614
Restructuring reserve	438,924	713,469
Total current liabilities	3,042,871	2,470,253

Stockholders' equity:
Common stock	593,074	587,000
Deferred stock compensation	(142,684)	(1,063,145)
Additional paid-in-capital	154,066,259	153,089,842
Deficit accumulated during the development stage	(147,504,758)	(138,245,501)
Less: treasury stock, at cost	(712,839)	(712,839)
Total stockholders' equity	6,299,052	13,655,357

Total liabilities and stockholders' equity	$ 9,341,923	$ 16,125,610